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                                                                    Exhibit 4(a)


                 FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT
                 ----------------------------------------------

         This First Amendment to Loan and Security Agreement (the "Amendment") is made on April 11, 2003 by GMAC Commercial Finance, LLC, successor by merger to GMAC Business Credit, LLC ("Lender"), Transcat, Inc. ("Parent"), Transmation (Canada), Inc. ("Subsidiary", or together with Parent, the "Borrowers", or a "Borrower").

                                    RECITALS
                                    --------

         A. Borrowers and Lender entered into a Loan and Security Agreement dated November 12, 2002 (as amended from time to time, the "Loan Agreement"). Capitalized terms used in this Amendment shall have the meanings set forth in the Loan Agreement unless otherwise defined in this Agreement.

         B. Borrowers are currently in default of Section 9.13 of the Loan Agreement for failing to cause the wind-down of three of its subsidiaries (the "Wind-Down Default").

         C. Borrowers have requested that the Lender amend the Loan Agreement and waive the Wind-Down Default.

         D. Lender has agreed to waive the Wind-Down Default and amend the Loan Agreement in accordance with Section 12.5 of the Loan Agreement as set forth herein.

     THEREFORE, in consideration of the mutual promises and agreements of the parties hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

                              TERMS AND CONDITIONS
                              --------------------

         1. WAIVER. Pursuant to Section 12.5 of the Loan Agreement, Lender hereby waives the Wind-Down Default. This waiver is only with respect to the Wind-Down Default and should not be construed as a waiver of any other conditions, covenants, or restrictions under the Loan Agreement.

         2. AMENDMENTS. Pursuant to Section 12.5 of the Loan Agreement, Lender amends Section 9.13 of the Loan Agreement to replace the reference to "March 15, 2003" with "June 30, 2003."

         3. REAFFIRMATION. Borrowers reaffirm, ratify and confirm their Obligations under the Loan Agreement, acknowledge that all terms and conditions in the Loan Agreement (except as amended by this Amendment) remain in full force and effect and that the security interests granted to Lender in the Collateral are valid and perfected.

         4. ENTIRE AGREEMENT. This Amendment constitutes the entire agreement of the parties in connection with the subject matter of this Amendment and cannot be changed or terminated orally. All prior agreements, understandings, representations, warranties and negotiations regarding the subject matter hereof, if any, and merged into this Amendment.
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         5. AUTHORIZATION. Borrowers and the signatories noted below represent that all necessary corporate actions to authorize Borrowers to enter into this Amendment have been taken, including, without limitation, board of directors approval and resolutions necessary to authorize Borrowers' execution of this Amendment.

         6. COUNTERPARTS; FACSIMILE SIGNATURES. This Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, and all of such counterparts together shall constitute but one and the same agreement. Facsimile signatures will be treated as originals for all purposes.

         7. GOVERNING LAW. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of Michigan.

         8. WAIVER OF JURY TRIAL/CONSULTATION WITH COUNSEL. THE PARTIES HERETO ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL RIGHT, BUT THAT THIS RIGHT MAY BE WAIVED. LENDER AND BORROWERS EACH HEREBY KNOWINGLY, VOLUNTARILY AND WITHOUT COERCION, WAIVE ALL RIGHTS TO A TRIAL BY JURY OR ALL DISPUTES ARISING OUT OF OR IN RELATION TO THIS AGREEMENT OR ANY OTHER AGREEMENTS BETWEEN THE PARTIES. NO PARTY SHALL BE DEEMED TO HAVE RELINQUISHED THE BENEFIT OF THIS WAIVER OF JURY TRIAL UNLESS SUCH RELINQUISHMENT IS IN A WRITTEN INSTRUMENT SIGNED BY THE PARTY TO WHICH SUCH RELINQUISHMENT WILL BE CHARGED. BORROWERS ACKNOWLEDGE THAT (1) THEY HAVE CONSULTED WITH COUNSEL AND OTHER ADVISORS OF THEIR CHOICE, AND AFTER CONSULTING WITH SUCH COUNSEL AND ADVISORS, THEY ACKNOWLEDGE THAT SUCH COUNSEL HAS EXPLAINED THE LEGAL IMPLICATIONS OF ENTERING INTO THIS AGREEMENT, AND KNOWINGLY, VOLUNTARILY AND WITHOUT DURESS, COERCION, UNLAWFUL RESTRAINT, INTIMIDATION OR COMPULSION, ENTER INTO THIS AGREEMENT, BASED UPON SUCH ADVICE AND COUNSEL AND IN THE EXERCISE OF THEIR BUSINESS JUDGMENT, (2) THEY HAVE CAREFULLY AND COMPLETELY READ ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT AND ARE NOT RELYING ON THE OPINIONS OR ADVICE OF THE LENDER OR ITS AGENTS OR REPRESENTATIVES IN ENTERING INTO THIS AGREEMENT. THIS AGREEMENT HAS BEEN ENTERED IN EXCHANGE FOR GOOD AND VALUABLE CONSIDERATION, RECEIPT OF WHICH THE PARTIES HERETO ACKNOWLEDGE.

GMAC COMMERCIAL FINANCE                 TRANSCAT, INC.
LLC, successor by merger to GMAC
Business Credit, LLC
By:      /s/ Daniel J. Manella           By:   /s/ William J. Huddle
   ---------------------------------       ------------------------

     Name    Daniel J. Manella                  Name:     William J. Huddle
         ---------------------------                 ---------------------------

         Title:       S.V.P.                          Title:      Controller
               ---------------------                          ------------------

[Signatures continued on following page]

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[Signatures continued from previous page]


TRANSMATION (CANADA), INC.


By:      /s/ William J. Huddle
   -----------------------------------------------------------

     Name:       William J. Huddle
              ------------------------------------------------

         Title:     Controller
                 ---------------------------------------------

                                       3